UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2026
L3HARRIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Boulevard
Melbourne,	Florida	32919
Attn: Corporate Secretary		(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (321) 727-9100

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	LHX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01    Other Events.

On November 5, 2026, L3Harris Technologies, Inc. (“L3Harris”) closed the issuance and sale of notes in the aggregate amount of $1.0 billion, comprised of $500 million aggregate principal amount of 5.200% Notes due 2029 and $500 million aggregate principal amount of 5.400% Notes due 2032 (collectively, the “Notes”).

The Notes were offered and sold under L3Harris’ “automatic shelf” Registration Statement on Form S-3 (Registration No. 333-293429) filed with the Securities and Exchange Commission (“SEC”) on February 12, 2026 (the “Registration Statement”). In connection with the issuance and sale of the Notes, L3Harris filed a Prospectus Supplement, dated November 2, 2026, to the Prospectus, dated February 12, 2026 (collectively, the “Prospectus”), which relates to the issuance and sale of the Notes, and entered into an Underwriting Agreement, dated as of November 2, 2026, with Citigroup Global Markets Inc., Scotia Capital (USA) Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, on behalf of themselves and the several underwriters named therein (the “Underwriting Agreement”). The foregoing description is qualified by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated by reference herein. Any representations and warranties made in the Underwriting Agreement were made solely as of the dates specified in the Underwriting Agreement, subject to the qualifications and limitations agreed to by the parties, and only to the other express parties to the Underwriting Agreement. No other person may rely on such representations and warranties.

The Notes were issued pursuant to an Indenture, dated as of September 3, 2003 (Exhibit 4.2 to the Registration Statement), between L3Harris and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee. Further information concerning the Notes and related matters is set forth in the Prospectus.

L3Harris intends to use the net proceeds from the sale of the Notes for general corporate purposes, including: (i) funding the redemption or repayment at maturity of all the $550 million aggregate principal amount of 3.85% Senior Notes due December 15, 2026 (approximately $15 million of which was issued by a subsidiary of L3Harris, L3 Technologies, Inc.) (the “2026 notes”); and (ii) together with cash on hand, funding a portion of the redemption or repayment at maturity of the $1,250 million aggregate principal amount of 5.40% Notes due January 15, 2027 (the “2027 notes”) and, in each case, to pay any premium and accrued and unpaid interest in respect thereof. Certain of the underwriters or their affiliates may hold the 2026 notes and/or the 2027 notes.

The following documents relating to the sale of the Notes are filed as exhibits to this Current Report on Form 8-K and are incorporated into this Item 8.01 by reference:

a. Form of 5.200% Global Note due 2029;
b. Form of 5.400% Global Note due 2032; and
c. Opinion of Holland & Knight LLP as to the validity of the Notes.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

EXHIBIT INDEX

      The following exhibits are filed herewith:

Exhibit Number	Description
1.1
Underwriting Agreement, dated November 2, 2026, among L3Harris Technologies, Inc. and Citigroup Global Markets Inc., Scotia Capital (USA) Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

4.1	Form of 5.200% Global Note due 2029.
4.2	Form of 5.400% Global Note due 2032.
5.1	Opinion of Holland & Knight LLP.
23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File formatted in Inline XBRL

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L3HARRIS TECHNOLOGIES, INC.
	By:	/s/ Ken Sharp
		Name:	Ken Sharp
Date: November 5, 2026		Title:	Senior Vice President and Chief Financial Officer

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